Exhibit 4.1

REFERENCE IS MADE TO THAT CERTAIN FINANCING AND SECURITY AGREEMENT, DATED AS OF FEBRUARY 11, 2019 (AS AMENDED, RESTATED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME, THE “FAST PAY AGREEMENT”), BY AND AMONG SITO MOBILE, LTD. (THE “BORROWER”), SITO MOBILE SOLUTIONS, INC. (“SITO MOBILE SOLUTIONS”), SITO MOBILE MEDIA, INC. (“SITO MOBILE MEDIA”), DOUBLEVISION NETWORKS, INC. (“DOUBLEVISION”), AND SITO MOBILE R&D IP, LLC (“SITO R&D”, AND TOGETHER WITH THE BORROWER, SITO MOBILE SOLUTIONS, SITO MOBILE MEDIA, AND DOUBLEVISION, COLLECTIVELY, THE “OBLIGORS”), AND FAST PAY PARTNERS LLC (“FAST PAY”). THE INDEBTEDNESS EVIDENCED BY THIS SECURED SUBORDINATED PROMISSORY NOTE AND THE SECURITY INTERESTS GRANTED HEREIN ARE SUBORDINATED TO ANY PRESENT OR FUTURE INDEBTEDNESS OWING FROM ANY OF THE OBLIGORS TO (A) FAST PAY AND ANY SECURITY INTERESTS GRANTED BY ANY OBLIGOR TO FAST PAY, AND ITS SUCCESSORS AND ASSIGNS, AND MAY BE ENFORCED ONLY IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF JUNE [__], 2019, AMONG THE OBLIGORS, [NAME OF HOLDER], CERTAIN OTHER PARTIES THERETO AND FAST PAY (AS AMENDED, RESTATED, SUPPLEMENTED OR MODIFIED, THE “FAST PAY SUBORDINATION AGREEMENT”) AND (B) EACH OTHER CREDITOR IDENTIFIED AS A “SENIOR LENDER” BY THE BORROWER IN WRITING (EACH A “SENIOR LENDER”) AND ANY SECURITY INTERESTS GRANTED BY ANY OBLIGOR TO ANY SUCH SENIOR LENDER, AND ITS SUCCESSORS AND ASSIGNS, AND MAY BE ENFORCED ONLY IN ACCORDANCE WITH THE TERMS OF EACH APPLICABLE SUBORDINATION AGREEMENT AMONG THE OBLIGORS, [NAME OF HOLDER], CERTAIN OTHER PARTIES THERETO AND SUCH SENIOR LENDER(S) (AS AMENDED, RESTATED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME, EACH AN “ADDITIONAL SUBORDINATION AGREEMENT”, AND TOGETHER WITH THE FAST PAY SUBORDINATION AGREEMENT, EACH A “SUBORDINATION AGREEMENT” AND COLLECTIVELY, THE “SUBORDINATION AGREEMENTS”). THE INDEBTEDNESS TO WHICH THE INDEBTEDNESS UNDER THIS SECURED SUBORDINATED PROMISSORY NOTE IS SUBORDINATED IS “SENIOR INDEBTEDNESS.”

THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

SECURED SUBORDINATED PROMISSORY NOTE

$[____________][1]

[DATE]

Jersey City, New Jersey

For value received, SITO MOBILE, LTD., a Delaware corporation (the “Borrower”), promises to pay to [Name of Holder] (the “Holder”), the principal amount of [DOLLAR AMOUNT IN WORDS ($[____________])] (the “Loan”) under the terms of this Secured Subordinated Promissory Note (this “Note”). This Note is subject to the following terms and conditions.

1.       Maturity. Subject to the terms contained herein and in the applicable Subordination Agreements, the principal amount the Loan shall be due and payable on the date that is 90 days after the date hereof.

2.       Payment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Borrower. In addition to all other amounts to be paid hereunder, the Borrower agrees to reimburse the Holder, or any other holder or owner of this Note, for any and all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses, whether or not suit is instituted, and, if suit is instituted whether at the trial court level, appellate level, any bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect on this Note.

3.       Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors, heirs and assigns of the parties.

4.        Collateral. As security for repayment of the amounts owing hereunder, the Borrower hereby assigns as security to the Holder, and hereby grants to the Holder a security interest in and continuing lien on, all of the Borrower’s right, title and interest in, to and under the following assets, in each case whether now owned or existing or hereafter acquired or arising and wherever located (collectively, the “Collateral”): (a) accounts; (b) chattel paper; (c) deposit accounts; (d) documents and contracts; (e) equipment; (f) general intangibles; (g) instruments; (h) inventory; (i) investment property; (j) letters of credit and letter-of-credit rights; (k) intellectual property; (l) to the extent not otherwise included above, all books and records relating to the foregoing and supporting obligations relating to any of the foregoing; (m) to the extent not otherwise included above, all other assets of the Borrower; and (n) to the extent not otherwise included above, all proceeds, products, accessions, rents and profits of or in respect of any of the foregoing; provided that Collateral shall not include: (i) any of the foregoing where the granting of a lien therein is prohibited by applicable law, (ii) with respect to any lease, license, contract, property rights or agreement to which any Borrower is a party, any of its rights or interests thereunder to the extent that any applicable term therein prohibits the creation of a lien therein (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9406, 9407, 9408 or 9409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction), (iii) any intent-to-use trademark application until a statement of use or amendment to allege use has been filed with the U.S. Patent and Trademark Office or the California Trademark filing office with respect to such trademark application, or (iv) any license, permit or other governmental authorization, consent, approval or the like that could or would be cancelled, revoked, terminated or otherwise cease to be in full force and effect as a result of the granting of any lien therein.

[1] Amount equal to the holders pro rata share of the undiscounted principal amount.

The Borrower shall promptly procure, execute and deliver to the Holder all documents, instruments and agreements and perform all acts which are necessary or desirable, or which the Holder may reasonably request, to establish, maintain, preserve, protect and perfect the Collateral, the lien granted to the Holder therein and the subordinated priority of such lien or to enable the Holder to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower hereby authorizes the Holder to file any UCC financing statements necessary to perfect the lien granted to the Holder hereunder.

5.       Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

6.       Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally, by facsimile or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice:

SITO Mobile, Ltd.

The Newport Corporate Center

100 Town Square Place, Suite 204

Jersey City, NJ 07310

Attn: [_______]

Telephone: [(___) ___-____]

[Name of Holder]

[__________________]

[__________________]

Attn: [_______]

Telephone: [(___) ___-____]

7.       Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Borrower and the Holder. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Borrower, the Holder and each transferee of this Note.

8.       Counterparts. This Note may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

9.       Subordination. The indebtedness evidenced by this Note and the security interests granted to Holder herein are hereby expressly subordinated, to the extent and in the manner set forth in the applicable Subordination Agreements.

Nothing contained in this or the preceding paragraph shall impair, solely as between the Borrower and the Holder, the obligation of the Borrower, which is absolute and unconditional, to pay to the Holder hereof the amounts payable hereunder as and when the same shall become due and payable, or shall prevent the Holder from exercising all rights, powers and remedies otherwise provided herein or by applicable law, all subject to the rights, if any, of the parties to each applicable Subordination Agreement.

[SIGNATURE PAGE FOLLOWS]

This Note is issued as of the date first written above.

BORROWER:

SITO MOBILE, LTD.

By:
Name:	Terrance Lynn
Title:	Chief Financial Officer

AGREED TO AND ACCEPTED:

By:

Name: